UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2018

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-37861	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

On May 21, 2018, MabVax Therapeutics Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting matters relating to, among other things, certain audit reports of the Company’s independent auditors, CohnReznik LLP (“CohnReznik”), included in its Forms 10-K and 10-Q for the years 2014, 2015, 2016 and 2017. The Company provided CohnReznick LLP with a copy of the disclosures made in the Original 8-K and requested that the auditors furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether the auditors agree with the statements made by the Company in the Original 8-K. This amended Current Report on Form 8-K/A is being filed to include as Exhibit 16.1 a letter from CohnReznick LLP. Other than the inclusion of the letter from CohnReznik as Exhibit 16.1 filed herewith, there are no other changes to the Original 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) The following exhibit is furnished as part of this Amended Current Report on Form 8-K:

16.1	Letter from CohnReznick LLP to the Securities and Exchange Commission, dated May 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: May 22, 2018	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer